UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)

May 10, 2018

SIERRA MONITOR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1991 Tarob Court Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 262-6611

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Shareholders, held on May 10, 2018, the Company’s shareholders:

1. Elected five directors to serve until the 2018 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. Ratified the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3. Approved, by advisory vote, the Company’s executive compensation.

Set forth below, with respect to each matter, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable to each item.

Proposal 1: Election of Directors:

Director	Votes For	Votes Withheld
Jeffrey S. Brown	7,110,921	309,724
Gordon R. Arnold	7,103,294	317,351
C. Richard Kramlich	7,359,185	61,460
Robert C. Marshall	7,367,385	53,260
James D. Norrod	7,367,385	53,260

In addition, there were 760,101 broker non-votes for each candidate.

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstentions
8,177,256	0	3,490

Proposal 2 was approved.

Proposal 3: Approval, by advisory vote, of the Company’s executive compensation:

Votes For	Votes Against	Abstentions
7,246,712	109,070	64,863

In addition, there were 760,101 broker non-votes for this proposal.

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA MONITOR CORPORATION

	By:	/s/ Jeffrey Brown
Jeffrey Brown, President and Chief Executive Officer

Date: May 15, 2018